UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2004

Dynacq Healthcare, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-21574	76-0375477
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

10304 Interstate 10 East, Suite 369

Houston, Texas 77029
(Address of principal executive offices and zip code)

(713) 378-2000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On October 12, 2004, Dynacq Healthcare, Inc. announced that it had received a notice of default and demand for payment from the lender under its Reducing Revolver Loan and Security Agreement and related guarantee agreements (collectively, the "Agreement"). The interest rate under the Agreement is a variable rate of 2.3% plus the "dealer commercial paper" rate. In the notice, the lender declared the Agreement terminated and all obligations due and payable effective October 5, 2004, making demand on Dynacq to fully repay all of its obligations under the Agreement by October 13, 2004. The lender today in writing extended the payment deadline to October 22, 2004. The lender also verbally agreed to negotiate a proposed restructuring, which is expected to be finalized prior to October 22, 2004. The proposed restructuring is expected to extend the maturity of the obligations under the Agreement for at least another 90 days. Dynacq expects to repay all outstanding amounts under the Agreement by such final maturity date.

As of the close of business on October 4, 2004, less than $6 million, including accrued interest, remains outstanding under the Agreement. The circumstances described in the notice as Events of Default under the Agreement involve Dynacq's re-incorporation merger in November of 2003 and the previous failure of Dynacq to provide required financial information. The re-incorporation in Delaware was approved by a majority of the Company's stockholders and an information statement on Schedule 14C was filed with the Securities and Exchange Commission (SEC) on October 24, 2003. Further, the Company has provided the required financial statements to the lender by filing with the SEC on July 30, 2004 its annual report on Form 10-K for the fiscal year ended August, 31, 2003 and on August 30, 2004 its quarterly reports on Form 10-Q for each of the fiscal quarters ended November 30, 2003, February 29, 2004 and May 31, 2004.

In the event that the Agreement is not restructured as proposed, additional interest and other charges may continue to accrue until the amounts are repaid, thereby increasing the amounts owed. If Dynacq is unable to repay all outstanding balances by the date set by the lender, the lender may assess a late charge in the amount of 5% of the then outstanding obligations, immediately initiate legal proceedings, and proceed against Dynacq's assets to satisfy its obligations under the Agreement. Dynacq's obligations under the Agreement are secured by substantially all of the assets of the company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dynacq Healthcare, Inc.

By: /S/ Philip S. Chan
Philip S. Chan,
Chief Financial Officer

Date: October 12, 2004